Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts
Declaration of Trust or By-laws

Amendment No. 81 dated October 16, 2014 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(82) to Post-Effective Amendment No. 432 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on November 17, 2014
(Accession No. 0001193125-14-358463).

Amendment No. 82 dated December 17, 2014 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(83) to Post-Effective Amendment No. 433 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on December 29, 2014
(Accession No. 0001193125-14-455446).

Amendment No. 83 dated February 12, 2015 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(84) to Post-Effective Amendment No. 441 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on February 27, 2015
(Accession No. 0001193125-15-068876).

Amended and Restated By-laws of Goldman Sachs Trust dated
October 16, 2014 is incorporated herein by reference from to Exhibit (b) to Post-Effective Amendment No. 432 to the Registrants registration statement on Form N-1A filed with the Securities and Exchange Commission on November 17, 2014
(Accession No. 0001193125-14-358463).